                               AMENDMENT NO. 12 TO
                           LOAN AND SECURITY AGREEMENT


          AMENDMENT NO. 12, dated as of March 7, 1996 (this "AMENDMENT") to that certain Loan and Security Agreement dated as of March 5, 1993, as amended by Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 (collectively, the "LOAN AGREEMENT") among THE PENN TRAFFIC COMPANY ("Penn Traffic"), DAIRY DELL, BIG M SUPERMARKETS, INC. and PENNY CURTISS BAKING COMPANY, INC. (individually, each a "BORROWER" and collectively, the "BORROWERS"), the Lenders listed therein (collectively, the "LENDERS") and NATWEST USA CREDIT CORP., as Agent for the Lenders (in such capacity, the "AGENT"), is made by, between and among the Borrowers, the Agent, and the Lenders. Capitalized terms used herein, except as otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement.

          WHEREAS, the Borrowers have requested that the Agent and the Lenders amend the Loan Agreement to, among other things, (i) modify the existing Interest Coverage ratio set forth in Section 10.18 of the Loan Agreement;
(ii) replace the Consolidated EBDAIT covenant set forth in Section 10.20 of the Loan Agreement with a new Consolidated EBDAIT covenant; (iii) modify the Sale and Leaseback Transactions covenant set forth in Section 10.14; (iv) modify the existing definition of "Change of Control" as set forth in the Loan Agreement; and (v) add a Net Cash Flow covenant to the Loan Agreement.

          WHEREAS, the Borrowers, the Agent and the Lenders have agreed to amend the Loan Agreement pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as of the effective date hereof as follows:

               (i)  Article One of the Loan Agreement is hereby amended by:

          (a) deleting paragraphs (d) and (e) of the definition of "Change of Control" in their entirety and by substituting, in lieu thereof, the words "or (d) neither Gary D. Hirsch nor Martin A. Fox holds the position of either Chairman or Vice Chairman of Penn Traffic."

          (b) deleting the amount "$10,000,000" in the definition of "Interest Coverage Ratio" and substituting therefor the amount "$20,000,000."

          (c) adding the following definitions of "AVAILABILITY", "FINANCING PROCEEDS" and "NET CASH FLOW":

          "AVAILABILITY" shall mean, at any time of determination, the amount by which the Combined Borrowing Capacity exceeds the aggregate principal amount of all Revolving Loans of all Lenders to all Borrowers as of such time of determination.

          "FINANCING PROCEEDS" shall mean, with respect to any fiscal period of the PT Stores Group, the proceeds of Debt (other than Revolving Loans) incurred during such fiscal period relating to the financing of Qualified Real Property or Equipment acquired during a prior fiscal period, but only to the extent that the proceeds of such Debt are not applied to the repayment of Debt previously incurred in connection with the acquisition of, or otherwise relating to, such Qualified Real Property or Equipment.

          "NET CASH FLOW" shall mean, with respect to any fiscal period of the PT Stores Group: (i) Consolidated EBDAIT for such fiscal period; MINUS (ii) Interest Expense for such fiscal period; MINUS (iii) principal repayments made during such fiscal period on outstanding Debt (other than Revolving Loans), but only to the extent that such principal repayments are not made out of the proceeds of new Debt (other than Revolving Loans) incurred during such fiscal period in order to refinance such repaid Debt; MINUS (iv) Cash Capital Expenditures made during such fiscal period; MINUS (v) income and franchise taxes paid during such fiscal period; PLUS (vi) Financing Proceeds for such fiscal period, each of the foregoing for the PT Stores Group.

          (ii) Section 8.2(e) of the Loan Agreement is hereby amended by adding the words "and Section 10.23" immediately after the words "Sections 10.17 through 10.20."

          (iii) Section 10.11 of the Loan Agreement is hereby amended by (x) adding the words "(with regard to persons who were at January 1, 1996 or at any time thereafter officers of MTH or J.A. Lash & Co. ("JAL"), subject to the limitation set forth in clause (c) hereof)" immediately after the words "who are Affiliates" in clause (a) of such Section 10.11; (y) deleting Section 10.11(c) in its entirety and substituting therefor the following:

                         "(c) if no Event or Event of Default has occurred and
                    is continuing, Penn Traffic may pay annual fees to MTH and to JAL for financial management, investment, and consulting services as follows: (i) in Fiscal Year 1994, fees of $1,500,000 in the aggregate, increased retroactively by the Consumer Price Index Increases (as defined below) with respect to Fiscal Year 1994, when the information necessary to calculate such increase becomes available; and (ii) in each Fiscal Year thereafter, fees to MTH and JAL in an aggregate amount equal to the aggregate amount permitted to be paid to MTH and JAL in the immediately preceding Fiscal Year increased by the Consumer Price Index Increase (as defined below), if any: PROVIDED, HOWEVER, that the aggregate amount of fees permitted to be paid to MTH and JAL pursuant to this clause (c) in any Fiscal Year shall be reduced by the amount of cash compensation paid in respect of such Fiscal Year to any person who was an officer of MTH or JAL as of January 1, 1996 or at any time thereafter; AND PROVIDED FURTHER that the amount of cash compensation paid in the aggregate in respect of any Fiscal Year to all persons who as of January 1, 1996 or at any time thereafter were officers of MTH or JAL shall not exceed the aggregate amount of fees which could have been paid to MTH and JAL (before deduction of such cash compensation) in respect of such Fiscal Year pursuant to this clause (c);"

and (z) deleting Section 10.11(e) in its entirety and by substituting therefor the following:

                         "(e) employees of MTH and employees of Penn Traffic who
                    as of January 1, 1996 or at any time thereafter were officers of MTH or JAL may receive awards of restricted stock, stock options or other forms of stock-based incentives pursuant to the terms and conditions of any stockholder-approved stock-based compensation plan;"

          (iv) Section 10.14 of the Loan Agreement is hereby amended by deleting Section 10.14(b) thereto in its entirety and by substituting, in lieu thereof, the following:

               "(b) Equipment owned by a Borrower or a PT Stores Subsidiary, PROVIDED, HOWEVER, that such Sale and Leaseback Transaction is consummated within 365 days after the latter of (x) the date that the subject Equipment is acquired and (y) the date of completion of the store or warehouse project for which the subject Equipment is being acquired, and PROVIDED, FURTHER, that the aggregate amount of the Net Proceeds received by all Borrowers and PT Stores subsidiaries from such Sale and Leaseback Transactions in any 365-day period does not exceed $35,000,000."

          (v) The table set forth in Section 10.18 of the Loan Agreement is hereby amended by deleting such table in its entirety and by substituting therefor the following:

                        "Each Coverage
                        Period Ending In          Ratio
                        -----------------         -----
                        Fiscal Year 1996          1.65:1
                        Fiscal Year 1997          1.60:1
                        Fiscal Year 1998          1.60:1
                        Fiscal Year 1999          1.65:1
                        Fiscal Year 2000          1.75:1
                        Fiscal Year 2001          1.80:1"

          (vi) Section 10.20 of the Loan Agreement is hereby amended by deleting such Section 10.20 in its entirety and by substituting therefor the following:

          "10.20 CONSOLIDATED EBDAIT. The Borrowers will not permit Consolidated EBDAIT at the end of each Fiscal Quarter for the four most recent consecutive Fiscal Quarters of the Borrower ending on or prior to the date of determination to be less than:

                        Fiscal Quarter/Fiscal Year       Amount
                        --------------------------       ------
                        Fourth          1996          $225,000,000

                        First           1997          $220,000,000
                        Second          1997          $220,000,000
                        Third           1997          $220,000,000
                        Fourth          1997          $220,000,000

                        First           1998          $221,250,000
                        Second          1998          $222,500,000
                        Third           1998          $223,750,000
                        Fourth          1998          $225,000,000

                        First           1999          $227,500,000
                        Second          1999          $230,000,000
                        Third           1999          $232,500,000
                        Fourth          1999          $235,000,000

                        First           2000          $237,500,000
                        Second          2000          $240,000,000
                        Third           2000          $242,500,000
                        Fourth          2000          $245,000,000

          (vii) Article 10 of the Loan Agreement is hereby amended by adding the following Section 10.23 thereto:

          "Section 10.23 NET CASH FLOW. The Borrowers will not permit (i) Net Cash Flow to be less than zero (0) for the Fiscal Year ending February 1, 1997 taken as a whole; (ii) Net Cash Flow to be less than zero (0) for the entire two Fiscal Quarter period taken as a whole immediately succeeding any Fiscal Quarter (subsequent to the Fiscal Quarter ended February 1, 1997) during which Availability at any time is less than $50,000,000; or (iii) Net Cash Flow to be less than negative five million dollars (-$5,000,000) for either of the two Fiscal Quarter periods immediately succeeding any Fiscal Quarter (subsequent to the Fiscal Quarter ended February 1, 1997) during which Availability at any time is less than $50,000,000."

          3. REPRESENTATIONS AND WARRANTIES. As an inducement to the Agent and the Lenders to enter into this Amendment, each of the Borrowers hereby represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders as follows:

               (a) It has the power and authority to enter into this Amendment and has taken all corporate action required to authorize its execution, delivery, and performance of this Amendment. This Amendment has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms. The execution, delivery, and performance of this Amendment will not violate its certificate of incorporation or by-laws or any agreement or legal requirements binding upon it.

               (b) As of the date hereof and after giving effect to the terms of this Amendment: (i) the Loan Agreement is in full force and effect and constitutes a binding obligation of the Borrowers, enforceable against the Borrowers and owing in accordance with its terms; (ii) the Obligations are due and owing by the Borrowers in accordance with their terms; and (iii) Borrowers have no defense to or setoff, counterclaim, or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

               (c) The Obligations under the Loan Agreement as amended by this Amendment constitute "Senior Indebtedness" as defined under the indentures relating to the Senior Notes and to the Subordinated Notes.

          4. NO IMPLIED AMENDMENTS. Except as expressly provided herein, the Loan Agreement and the other Loan Documents are not amended or otherwise affected in any way by this Amendment.

          5. ENTIRE AGREEMENT; MODIFICATIONS; BINDING EFFECT. This Amendment constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written understandings about such matter. Each of the Borrowers confirms that, in entering into this Amendment, it did not rely upon any agreement, representation, or warranty by the Agent or any Lender except those expressly set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Amendment may be made except by a written agreement signed by the parties hereto. The provisions of this

Amendment are binding upon and inure to the benefit of the representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein or obligation hereunder may be assigned by any Borrower without the prior written consent of the Required Lenders.

          6. EFFECTIVE DATE. This Agreement shall become effective upon compliance with the conditions set forth immediately below:

               (i) No Event or Event of Default shall have occurred and there shall have been no material adverse change in the business or financial condition of any of the Borrowers.

               (ii) The Borrowers shall deliver to the Agent for the benefit of the Lenders an opinion of Borrowers' counsel in form and substance satisfactory to the Agent and its counsel (which opinion shall cover such matters as the Agent may reasonably request, including a statement that the Obligations under the Loan Agreement as amended by this Amendment constitute "Senior Indebtedness" as defined under the indentures relating to the Senior Notes and to the Subordinated Notes).

               (iii) The Borrowers shall deliver to the Agent a certificate of the Borrowers' Chief Executive or Chief Financial Officer with respect to Section (i) above and such other instruments and documents as the Agent shall reasonably request.

               (iv) The Agent shall have received an original counterpart of this Amendment, duly executed and delivered by the Borrowers and the Required Lenders.

               (v) The Agent shall have received payment of an amendment fee for the benefit of the Lenders, such fee to be distributed as set forth on Schedule A hereto.

          7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by each party in separate counterparts, each of which is an original, but all of which shall together constitute one and the same agreement.

          8. GOVERNING LAW. This Amendment is deemed to have been made in the State of New York and is governed by and interpreted in accordance with the laws of such state, provided that no doctrine of choice of law (except as may be applicable under the UCC with respect to the Security Interest) shall be used to apply the laws of any other state or jurisdiction.

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                             BORROWERS:

                                             THE PENN TRAFFIC COMPANY


                                             By:/s/ Martin A. Fox
                                                ------------------------
                                             Title:


                                             DAIRY DELL


                                             By:/s/ Martin A. Fox
                                                ------------------------
                                             Title:


                                             BIG M SUPERMARKETS, INC.


                                             By:/s/ Martin A. Fox
                                                ------------------------
                                             Title:

                                             PENNY CURTISS BAKING
                                             COMPANY, INC.


                                             By:/s/ Martin A. Fox
                                                ------------------------
                                             Title:


                                             LENDERS:

Commitment:  $35,000,000                     NATWEST USA CREDIT CORP.
Pro-Rata Share:  14%
Lending Office:
     175 Water Street
     New York, New York  10038               By:/s/ George Triebenbacher
                                                --------------------------
                                             Title:



Commitment:  $20,000,000                     NATIONAL BANK OF CANADA
Pro-Rata Share:  8%
Lending Office:
     Main Place Tower                        By:/s/
     Suite 2540                                 ------------------------
     350 Main Street                         Title:  Vice President
     Buffalo, New York  14202

                                             By:/s/ Michael S. Woodward
                                                ------------------------
                                             Title: Assistant Vice President



Commitment:  $20,000,000                     FUJI BANK, LTD.
Pro-Rata Share:  8%
Lending Office:
     Two World Trade Center
     79th Fl.
     New York, New York  10048               By:/s/ Katsunori Nozama
                                                ------------------------
                                             Title:Vice President & Manager

Commitment:  $30,000,000                     SANWA BUSINESS CREDIT
Pro-Rata Share:  12%                           CORPORATION
Lending Office:
     One South Wacker Drive
     Suite 2800
     Chicago, IL  60606                      By:
                                                ------------------------
                                             Title:


Commitment:  $30,000,000                     BANKAMERICA
Pro-Rata Share:  12%                           BUSINESS CREDIT, INC.
Lending Office:
     40 East 52nd Street
     Second Fl.
     New York, New York  10022               By:/s/ Ira Mermelstein
                                                ------------------------
                                             Title: Vice President



Commitment:  $25,000,000                     HELLER FINANCIAL, INC.
Pro-Rata Share:  10%
Lending Office:
     101 Park Avenue, 12th Fl.
     New York, New York  10178               By:/s/ Thomas Bukowski
                                                ------------------------
                                             Title: Vice President



Commitment:  $10,000,000                     IBJ SCHRODER
Pro-Rata Share:  4%                            BANK & TRUST COMPANY
Lending Office:
     One State Street
     9th Fl.
     New York, New York  10004               By:
                                                ------------------------
                                             Title:



Commitment:  $10,000,000                     MIDLANTIC BANK N.A. (formerly
Pro-Rata Share:  4%                            known as Midlantic National
Lending Office:                                Bank)
     499 Thornalle Street
     9th Fl.
     Edison, New Jersey  08837               By:/s/ Michael A. Richards
                                                ------------------------
                                             Title: Assistant Vice President

Commitment:  $30,000,000                     MITSUBISHI TRUST AND
Pro-Rata Share:  12%                           BANKING CORPORATION
Lending Office:
     520 Madison Avenue
     25th Fl.
     New York, New York  10022               By:/s/
                                                ------------------------
                                             Title:  Senior Vice President



Commitment:  $15,000,000                     INDUSTRIAL BANK OF JAPAN
Pro-Rata Share:  6%                            LIMITED, New York Branch
Lending Office:
     245 Park Avenue
     New York, New York  10167               By:/s/ Junri Oda
     New York, New York  10004                  ------------------------
                                             Title:  Senior Vice President
                                                     and Senior Manager



Commitment:  $25,000,000                     COMPAGNIE FINANCIERE DE CIC ET
Pro-Rata Share:  10%                           DE L'UNION EUROPEENNE
Lending Office:
     520 Madison Avenue
     37th Fl.
     New York, New York  10022               By:/s/ Sean Manier
                                                ------------------------
                                             Title:  First Vice President



                                             By:/s/ Brian O'Leary
                                                ------------------------
                                             Title:  Vice President



                                             AGENT

                                             NATWEST USA CREDIT CORP.,
                                               As Agent


                                             By:/s/ George Triebenbacher
                                                ------------------------
                                             Title:  Vice President